Exhibit 99.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the annual report on Form 11-K of the PPL Employee Stock Ownership Plan (the "Plan") for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), I, the Chairman of the Employee Benefit Plan Board, the plan administrator of the Plan, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

·	The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

·	The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Date: June 25, 2003	/s/ Thoburn W. Hatten II

Thoburn W. Hatten II Chairman, Employee Benefit Plan Board (Plan Administrator of PPL Employee Stock Ownership Plan)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.